Exhibit 99.1

Bullion Monarch Mining Acquires Brazilian Exploration Company Dourave

St. George, Utah- Bullion Monarch Mining Inc. (BULM) is pleased to announce the friendly acquisition of Dourave, a private mining and exploration company. Upon completion of careful due diligence including the review of properties, agreements and finances, Bullion is acquiring Dourave in a share for share exchange. The agreement was reached whereby Bullion will issue 5 million shares of Bullion Monarch Mining Inc. for all of the shares of Dourave with an additional 2,781,418 warrants to be granted at the exercise prices between $1.20 and $4.78 USD.

The mineral properties acquired from Dourave are as follows:

•

Bom Jesus

Located in the state of Para- Tapajos Gold Providence

Gold, Polymetallic deposit

9,150 Hectares Concession

NI 43-101* report in progress.

Reported 1 ton of gold produced form surface mining by artisian miners

Phase I geochemical and geophysics completed

Phase I and II drilling of 15 Diamond Drill Holes, Phase III drilling planned

Additional geochemical studies completed, greatly enlarging anomalies and establishing new drill targets

•

Bom Jardim

Gold property

Located in historic gold producing area

22,075 Hectares concession

Planned Geophysics and Geochemical studies

•

Oro Mil

Gold property

Joint venture with Brazilian Gold calling for $700,000 USD cash payment and $5 million USD in exploration to earn 70% interest

Diamond drilling planned for 2011

12,894 Hectares concession

•

Pontal do Paraita

Gold property

Planned geophysics survey for 2011

873 Hectares concession

•

Caldeira

Gold property

Planned geophysics and geochemical studies for 2011

28,355 Hectares concession

•

Niquelandia

Bauxite property

 NI 43-101* report in progress

Geological mapping

Resource Drilling planned for 2011

16,500 Hectares concession

(Detailed Release and update will be made on each project in the near future).

*The NI 43-101 is a strict guideline for how public companies can disclose scientific and technical information on bourses supervised by Canadian securities administrators.

Because of their operational history, integrity and knowledge of the Brazilian mining industry Sergio Aquino and Rauri McKnight will function as President and Vice President respectively, of Dourave. Dourave will operate, with their existing infrastructure and staff as a wholly owned subsidiary of Bullion Monarch Mining.  Dourave has preference to evaluate and negotiate on a numerous flow of mineral projects within the Tapajos Gold Province in Para State and Mato Grosso State.

“The closing of this transaction is a huge leap forward for Bullion Monarch. The synergy of adding Dourave, their portfolio of valuable properties and a management team seasoned with years of professional experience in the Brazilian mining industry will enhance our value. Bullion now has a South American team that will help increase and diversify our pipeline of promising mining prospects. Due to our relationship with Dourave, Bullion Monarch has recognized the potential in Brazil. It is a vastly under explored region that is not only resource rich, but also favorable to mining. We are looking forward to capitalize on this rewarding opportunity,” Stated CEO R. Don Morris.

About Bullion Monarch Mining :  Bullion Monarch Mining Inc. is a publicly traded (OTCQB: BULM) (OTCBB: BULM) gold-focused exploration royalty company with additional interests in bauxite and oil-shale technology. The Company is engaged in a continual review of mining opportunities to create growth for shareholders. The majority of current royalty revenues are derived from a high-quality claim block located in Northeastern Nevada's Carlin Trend. Bullion Monarch's portfolio provides for direct leverage to commodity prices as well as the exploration potential of world-class ore deposits. Visit the Company's website at www.bullionmm.com for more information.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995.
Certain statements contained in this report constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained in this report contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "should," "up to," "approximately," "seem," "likely," or "anticipates" or the negative thereof or given that the future results covered by such forward looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statements was made. Investors should carefully consider the preceding information as well as information contained in the Company's Form 10 Registration Statement before making any investment in the shares of the Company. Neither Bullion Monarch Mining Inc. nor its subsidiaries, undertake any obligation to update any forward-looking statements contained in this press release. This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy or sell any security.

Investor Relations Contact: Joseph Morris  info@bullionmm.com  (801) 426 - 8111